Exhibit 99.4

Viasystems/DDi Merger

Joint Conference Call Script (Customers and Suppliers)

Conference Call – Wednesday, April 4, 2012

2:00 p.m. EDT / 1:00 p.m. CDT

Operator:

Good morning everyone and welcome to the joint Viasystems – DDi customer and supplier conference call. [Housekeeping remarks].

At this time, I’d like to turn the call over to Kelly Wetzler. Please go ahead.

IR Representative (Kelly Wetzler)

Good morning and thank you for joining today’s conference call. Participating in today’s call will be the CEO of Viasystems, David Sindelar and the CEO of DDi, Mikel Williams.

Before we begin, please be advised that during this call, the companies will be making forward-looking statements. I wish to remind you that any forward-looking information we provide is given in reliance upon the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. The comments we will make today are management’s best judgment based on information currently available. Actual results could differ materially from any implied projections due to one or more of the factors explained in Form 10-K and other documents that both companies file with the Securities and Exchange Commission. Viasystems and DDi do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or other circumstances.

I’ll now turn the call over to Dave . . .

Dave Sindelar:

Thanks, Kelly. . . and good afternoon everyone.

As announced this morning, we have reached a definitive agreement to acquire DDi Corp. This transaction combines two leading providers of high-end printed circuit boards, and, as stated in our press release, creates a clear leader in the PCB and related electro-mechanical solutions industries with global capabilities and scale.

We see great value for our customers through this transaction. The combination enhances both companies’ ability to offer full product life cycle capabilities to existing customers, from quick turn and prototyping through medium and high volume manufacturing, over a broader geographic footprint.

The combined company also leverages both Viasystems’ and DDi’s technology expertise.

We are confident this combination will be good for your business – whether you are a customer or a supplier.

Both Viasystems and DDi serve a broad base of customers. Whereas Viasystems sells to approximately 800 customers today, DDi has more than 1,000 customers with none representing more than 5% of total sales. As a result, Viasystems will nearly double its sales personnel and reach to a far greater number of customers. For suppliers of both companies – it could mean new cross-selling opportunities for you. Certainly, we expect to add volume – which is great news for suppliers – and we are looking forward to exploring operating efficiencies for our customers.

With double the sales force, we see significant opportunities to expand our manufacturing capabilities and services to both Viasystems’ and DDi’s customers. Specifically, this acquisition will enable the combined company:

•	to offer customers an attractive and seamless path from low to high volumes in both North America and Asia;

•	to enable DDi customers to transition products to higher volumes in low cost geographies; and

•	to provide DDi’s customers higher volume production capabilities in the U.S., to the extent that their manufacturing needs to stay in the U.S.

We will also benefit from new growth. This transaction allows Viasystems, already a leading player in the automotive market, to increase its presence and share in the mil/aero market and the growing I&I market. For example — we believe that Viasystems’ North American medium-volume assets will better enable the combined company to serve its customers’ higher volume needs in the attractive mil/aero industry.

One of the most important mutual strengths is the complementary nature of our product offerings and technology capabilities. Combining Viasystems’ existing technology capabilities with DDi’s unique suite of product and process technologies will enable the combined Company to continue to offer its customers leading-edge PCB products. DDi adds best-in-class capabilities in quick-turn, prototyping and pre-production manufacturing and further extends Viasystems’ product offering with the addition of flex and rigid-flex PCBs. In addition, DDi’s customers can leverage Viasystems’ capabilities in electro-mechanical solutions. We know that many of our customers place a great value on the ability to provide them with a global offering that can manage their needs through a product’s entire life cycle.

Both companies maintain a similar reputation and philosophy for on-time delivery and commitment to quality – which is not necessarily a given in our market. Our goal is to further expand each company’s reputation for quality and to provide the highest level of service possible to our customers.

So – we hope you agree that Viasystems and DDi are an excellent, strategic fit. Both companies have a similar business approach and corporate culture, and once this transaction is complete – we believe no other PCB company in the world will provide a greater scope of service, scale and technology. We’re two successful, innovative organizations coming together with one mission: To meet the rapidly changing needs of our customers.

By leveraging the diversified operations and complementary technologies, as well as employee and management skill sets of both organizations, the combined company is well positioned to add significant value to our customers and suppliers. We’re confident in our plan to integrate our businesses and unlock tremendous value, creating opportunities for our employees as well as for our customers and suppliers with a financially stronger, more competitive enterprise.

I will now turn the call over to Mikel to discuss some of the terms of the deal.

Mikel Williams

Thank you, David.

As we mentioned in the press release, there are several steps needed to complete this merger, including approval by DDi’s shareholders at a special meeting that we expect to occur in late in the second quarter. I can share with all of you that our board of directors unamiously support this transaction. We believe this is clearly in the interests of our shareholders today as well as the long-term interests of the employees and customers. Further, note that our board membership reflects a significant ownership interest and we have signed voting support reflecting approximately 23 percent of our ownership.

I’d like to add to David’s remarks that I am pleased that we will be creating an exciting new business that creates new opportunities for our customers, suppliers, employees and shareholders.

The combination with Viasystems will enable DDi to provide its customers with the opportunity to expand with the combined company into the Asian-based high volume market while also having the ability to offer our leading quick-turn and prototyping capabilities to Viasystems’ customers. As Dave mentioned earlier – like DDi, Viasystems has an excellent reputation as a trusted provider of PCBs to customers whose products have high reliability, and we look forward to continue addressing the ever-changing needs of the PCB industry as part of the Viasystems team. We fully expect the combined business to capitalize on the mutual strengths of both organizations. This will be a company with outstanding technology and scope — and a deep pool of talented employees. I believe that with the expanded resources and capabilities that will be available through the joining of Viasystems and DDi, our growth will accelerate, and we will build a sustainable business for the long term.

With regard to our work for the customers of both companies — nothing changes — all current contracts remain effective and all orders and production schedules remain unchanged.

For our valued suppliers — it is our desire to continue to purchase materials and component parts from you and we will continue to order based on PO’s — forecasts — and the demand patterns of our customers. You’re an important part of our success and we look forward to exploring the possibilities this merger brings to your business.

(PAUSE)

When the deal is completed – on a pro forma basis, the combined operation would have had approximately $1.3 billion of revenue – making it one of the largest publicly-traded PCB manufacturers in the U.S.

I think that’s something we can all be proud of.

Now – I’d like to finish by saying we’re excited about the possibilities for this merger — for all of us — and you have my assurance that the DDi team will be working tirelessly toward its completion.

Thanks — everyone — for joining us this morning.

Dave?

David Sindelar:

Thanks, Mikel. As Mikel suggested – for customers and vendors of both companies – you’ll be hearing from your main contacts at the company and feel free at that time to put forward any questions or concerns you may have.

In the meantime, on behalf of the management teams of DDi and Viasystems, thanks for joining us this morning.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.